                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Devon Energy Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-47672, 333-44702, 333-32214, 333-39908 and 333-85553) on Form S-8 and the
Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation of our report dated November 8, 2000, relating to the supplemental consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1999 and 1998 and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears herein.


                                                    KPMG LLP


Oklahoma City, Oklahoma
November 10, 2000